FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3976900

The Registrar of Companies for England and Wales hereby certifies that

HAWKESBY HARGREAVES LANSDOWN LIMITED

having by special resolution changed its name, is now incorporated

under the name of

HLI (UK) LIMITED

Given at Companies House, Cardiff, the 1st November 2000

C039769000

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

COMPANIES HOUSE

HC006B

FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 3976900

The Registrar of Companies for England and Wales hereby certifies that

QUAYSHELFCO 766 LIMITED

having by special resolution changed its name, is now incorporated

under the name of

HAWKESBY HARGREAVES LANSDOWN LIMITED

Given at Companies House, Cardiff, the 5th July 2000

C039769004

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

COMPANIES HOUSE

HC006B

FILE COPY

CERTIFICATE OF INCORPORATION
OF A PRIVATE LIMITED COMPANY

Company No. 3976900

The Registrar of Companies for England and Wales hereby certifies that
QUAYSHELFCO 766 LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 19th April 2000

N03976900L

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES
THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

COMPANIES HOUSE

C007